UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreements with Chief Executive Officer and Chief Financial Officer

On January 2, 2026, XTI Aerospace, Inc. (the “Company”) entered into new employment agreements with Scott Pomeroy, the Company’s Chief Executive Officer, and Brooke Turk, the Company’s Chief Financial Officer, each effective as of December 30, 2025 (respectively, the “Pomeroy Employment Agreement” and the “Turk Employment Agreement”), in connection with the expiration of the Company’s prior employment agreements with such executive officers on December 31, 2025.

Pursuant to the terms of the Pomeroy Employment Agreement, Mr. Pomeroy will receive an annualized base salary of $800,000, which is subject to annual review by the compensation committee (the “Compensation Committee”) of the Company’s board of directors (the “Board”).

On an annual basis, Mr. Pomeroy and the Board will collaborate to establish annual target objectives for the Company and annual and quarterly performance objectives for Mr. Pomeroy and the other members of the Executive Team (as defined below). The Board may, in its sole discretion, award Mr. Pomeroy a quarterly bonus of up to 150% of his then current annualized base salary based on an evaluation of Mr. Pomeroy’s performance against his quarterly performance objectives, with the sum of all calendar year quarterly bonuses not to exceed 150% of his then current annualized base salary. The “Executive Team” means Mr. Pomeroy, Brooke Turk (the Company’s Chief Financial Officer), Tobin Arthur (the Company’s Chief Strategy Officer) and Michael Tapp (the Company’s Chief Operating Officer).

In addition, within 30 days of executing the Pomeroy Employment Agreement, Mr. Pomeroy will receive a continuation bonus of $350,000, paid in six equal monthly installments. Furthermore, if the Company closes an investment in or acquisition of another company through the purchase of either some or all of such target company’s equity or all or substantially all of such target company’s assets that are used in or useful to the business of such target company, with total transaction consideration paid by the Company or its subsidiary equal to or in excess of $10 million, Mr. Pomeroy may be awarded a bonus, at the Board’s sole discretion, based on criteria to be submitted to the Board by Mr. Pomeroy on a case-by-case basis within 30 days after the closing of each such transaction.

Pursuant to the Pomeroy Employment Agreement, Mr. Pomeroy is eligible to receive incentive awards of Company securities and the stock option grant described below, is entitled to participate in all Company benefit plans, and is entitled to the reimbursement of qualified expenditures incurred by him in accordance with the Company’s officer expense policy. He is also entitled to receive a housing allowance of up to $4,000 per month for one year.

The Pomeroy Employment Agreement provides for an initial term of three years from the effective date, with automatic renewals for additional successive one-year periods thereafter, unless the Company provides Mr. Pomeroy with at least 180 days’ notice of the Company’s election to not renew. The Pomeroy Employment Agreement includes customary one-year non-solicitation provisions.

The Pomeroy Employment Agreement provides that the Company may terminate Mr. Pomeroy’s employment for Cause (as defined in the Pomeroy Employment Agreement) if 60% or more of the directors serving on the Board (a “Super Majority of the Board”) approves such termination by delivery of written notice to Mr. Pomeroy specifying the cause or causes relied upon for such termination and giving Mr. Pomeroy, together with his counsel, an opportunity to be heard before the Board prior to such Board action. Any such notice of termination will effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered. The Company may also terminate Mr. Pomeroy’s employment without Cause upon the approval of a Super Majority of the Board and delivery of written notice of termination to Mr. Pomeroy at any time, which notice will effect termination as of that date which is the greater of the number of days remaining on the then current term of the Pomeroy Employment Agreement, or 180 days. Mr. Pomeroy may terminate his employment with the Company for Good Reason (as defined in the Pomeroy Employment Agreement) within 12 months following the occurrence of an event or events constituting such Good Reason or upon 90 days’ notice without Good Reason.

If Mr. Pomeroy’s employment is terminated by death or disability, then Mr. Pomeroy, his designee, his beneficiary or his estate, as applicable, he will receive an amount equal to the sum of (i) Mr. Pomeroy’s annualized base salary as of his date of termination, plus (ii) the total of all bonuses awarded to Mr. Pomeroy during the twelve months prior to his date of termination, divided by 12 and then multiplied by 12 months. If Mr. Pomeroy’s employment is terminated by the Company for Cause, or if Mr. Pomeroy terminates employment without Good Reason, the Company is required to pay Mr. Pomeroy his base salary through the final date of termination at the rate in effect at the time of the notice of termination.

If Mr. Pomeroy terminates his employment with the Company for Good Reason or the Company terminates Mr. Pomeroy’s employment without Cause, then upon Mr. Pomeroy furnishing to the Company an executed waiver and release of claims in the form attached as an exhibit to the Pomeroy Employment Agreement (a “Waiver and Release”), Mr. Pomeroy will receive (i) his base salary through the date of termination, (ii) his annual base salary in effect at the time of termination, divided by 12 and then multiplied by 18 months, (iii) an amount equal to the total of all bonuses awarded to Mr. Pomeroy during the twelve months prior to the date of termination, divided by 12 and then multiplied by 18 months, (iv) immediate vesting, in full, of all unvested Company securities or rights to such securities held by Mr. Pomeroy on the effective date of termination, and the continuation of the period for exercise of all vested securities of the Company held by Mr. Pomeroy until the final expiration of any applicable exercise period, and (v) continued receipt, at the Company’s cost, for 18 months after termination of all employee benefits in which Mr. Pomeroy and his family were entitled to receive immediately prior to the date of termination.

In the event of a Change in Control (as defined in the Pomeroy Employment Agreement), and either (a) the Company or its successor following such Change in Control (the “New Company”) does not continue Mr. Pomeroy’s employment on terms no less favorable than as provided in the Pomeroy Employment Agreement as in effect immediately before the Change in Control (the “Continued Terms”), or (b) if the New Company and Mr. Pomeroy have agreed to continue his employment with the New Company on terms no less favorable to him than the Continued Terms and the New Company within 12 months following such Change in Control, either (i) terminates Mr. Pomeroy’s employment for any reason other than for Cause or (ii) without Mr. Pomeroy’s written consent, the New Company changes the terms of his employment to terms less favorable to him than the Continued Terms, and within 30 days of such reduction in terms, Mr. Pomeroy resigns from the New Company (the date of such termination or resignation being the “Discontinuation Date”), then upon Mr. Pomeroy furnishing to the New Company an executed Waiver and Release, the New Company shall pay to Mr. Pomeroy, within 30 days of the later of such Change in Control or the Discontinuation Date (as applicable), (i) his base salary through the date of the latter of the Change in Control and Discontinuation Date, (ii) his annual base salary in effect immediately prior to the Discontinuation Date divided by 12 and then multiplied by 36 months, (iii) an amount equal to the total of all bonuses awarded to Mr. Pomeroy during the twelve months prior to the Discontinuation Date, divided by 12 and then multiplied by 36 months, (iv) immediate vesting, in full, of all unvested Company securities or rights to such securities held by Mr. Pomeroy on the effective date of termination, and the continuation of the period for exercise of all vested securities of the Company held by Mr. Pomeroy until the final expiration of any applicable exercise period, (v) a bonus in an amount equal to (a) the fair market value used to calculate the income tax consequences of the immediate vesting of Company securities divided by (b) the difference between 100% and the highest combined federal and state income tax rate among all the members of the Executive Team, and (vi) continued receipt, at the Company’s cost, for 18 months after termination of all employee benefits in which Mr. Pomeroy and his family were entitled to receive immediately prior to the date of termination.

In general, the material terms of the Turk Employment Agreement are substantially similar to the material terms of the Pomeroy Employment Agreement, except as follows. Ms. Turk will receive an annualized base salary of $600,000, which is subject to annual review by the Compensation Committee. Ms. Turk will also receive a continuation bonus of $250,000, paid in six equal monthly installments, within 30 days of executing her employment agreement. In addition, the Chief Executive Officer may, in his sole discretion, award Ms. Turk a quarterly bonus of up to 100% of her then current annualized base salary based on an evaluation of her performance against her quarterly performance objectives, with the sum of all calendar year quarterly bonuses not to exceed 100% of her then current annualized base salary.

The foregoing description of the Pomeroy Employment Agreement and the Turk Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Stock Option Awards

On December 30, 2025, the Compensation Committee awarded Scott Pomeroy, the Company’s Chief Executive Officer, options to purchase 2,621,100 shares of Common Stock, and Brooke Turk, the Company’s Chief Financial Officer, options to purchase 1,512,200 shares of Common Stock, in accordance with the terms of their respective employment agreements. Each stock option has an exercise price of $1.26 per share. The stock options have the following vesting schedule: one-third of the stock options vested immediately on the grant date and the remaining stock options will vest in equal quarterly installments over a two year period. The stock options expire ten years after the grant date. The stock options were awarded pursuant to the Company’s Amended and Restated 2018 Employee Stock Incentive Plan.

The foregoing description of the stock option awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Non-Qualified Stock Option Agreement filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2025, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 30, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on October 10, 2025, as supplemented by the supplements to the definitive proxy statement filed with the SEC on November 13, 2025 and December 2, 2025. At the beginning of the Annual Meeting, there were 14,195,421 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) present or represented by proxy at the Annual Meeting, which represented approximately 46.04% of the voting power of the shares of Common Stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of Common Stock were entitled to one vote for each share held as of the close of business on September 17, 2025.

Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting.

Proposal 1. Election of Class II director.

Nominee	For	Withheld	Broker Non-Votes
Clinton J. Weber	5,305,649	232,819	8,656,953

Mr. Weber was elected to serve as a Class II director until the 2028 annual meeting of stockholders, or until his successor has been duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal.

Proposal 2. Ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstentions	Broker Non-Votes
13,716,819	357,650	120,952	-

The foregoing proposal was approved.

Proposal 3. Approval, for purposes of Nasdaq Listing Rules 5635(a) and 5635(d), of the potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) in excess of 20% of the Company’s outstanding Common Stock in connection with certain financing transactions.

For	Against	Abstentions	Broker Non-Votes
4,763,083	738,181	37,204	8,656,953

The foregoing proposal was approved.

Proposal 4. Authorization to adjourn the Annual Meeting.

For	Against	Abstentions	Broker Non-Votes
12,919,176	1,115,259	160,986	-

The foregoing proposal was approved.

Item 8.01 Other Events.

In connection with the approval by the Company’s stockholders of Proposal 3 at the Annual Meeting, as described in Item 5.07 of this Current Report on Form 8-K, in accordance with the Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series 10 Convertible Preferred Stock, par value $0.001 per share (the “Series 10 Preferred Stock”), all outstanding shares of Series 10 Preferred Stock automatically converted into shares of Common Stock on the date of the stockholders’ approval of Proposal 3, subject to the beneficial ownership limitation in the Series 10 Preferred Stock. To the extent that the issuance of shares of Common Stock upon such mandatory conversion of the Series 10 Preferred Stock would result in the holder exceeding the beneficial ownership limitation in the Series 10 Preferred Stock, then, in lieu of the issuance of such shares, at the election of the holder, the holder will be issued such shares in the form of pre-funded warrants or such shares will be held by the Company in abeyance for the benefit of such holder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, dated December 30, 2025, by and between XTI Aerospace, Inc. and Scott Pomeroy.
10.2+	Employment Agreement, dated December 30, 2025, by and between XTI Aerospace, Inc. and Brooke Turk.
10.3+	Form of Non-Qualified Stock Option Agreement pursuant to the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on August 21, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: January 2, 2026	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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